UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2016

Medidata Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34387	13-4066508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Hudson Street, 9th Floor New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 918-1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Bylaw Amendment

On February 11, 2016, the Board of Directors (the “Board”) of Medidata Solutions, Inc. (the “Company”) amended Section 3.13 of Company’s Amended and Restated Bylaws (the “Bylaws”) consistent with Section 141(k) of the Delaware General Corporation Law, to delete language providing that stockholders may remove directors only for cause.

The foregoing summary description of certain provisions of the Bylaws is qualified in its entirety by the full text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Proposal to Amend Company’s Restated Certificate of Incorporation

On February 11, 2016, the Board declared advisable an amendment to Article VIII of the Company’s Fourth Amended and Restated Certificate of Incorporation, consistent with Section 141(k) of the Delaware General Corporation Law, to delete language providing that stockholders may remove directors only for cause. The Board directed that such amendment be proposed at the Company’s next annual meeting of stockholders to be held in 2016.

Consistent with the Board’s action, and in light of a recent ruling by the Delaware Chancery Court, the Company will not enforce the “only for-cause” director removal provision.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.1 Amended and Restated Bylaws of Medidata Solutions, Inc., as amended on February 11, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIDATA SOLUTIONS, INC.

Date: February 16, 2016

	By:	/s/ MICHAEL I. OTNER
	Name:	Michael I. Otner
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended & Restated Bylaws of Medidata Solutions, Inc., as amended on February 11, 2016.